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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           SEA PINES ASSOCIATES, INC.
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             (Exact name of registrant as specified in its charter)


              South Carolina                                      57-0845789
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(State of incorporation or organization)                        (IRS Employer
                                                             Identification No.)



32 Greenwood Drive, Hilton Head Island, South Carolina               29928
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       (Address of principal executive offices)                    (Zip code)


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
       -------------------                ------------------------------

       None                               None

        Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights


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         This amendment amends the Company's registration statement on Form 8-A
(the "Form 8-A") filed with the Commission on August 30, 1993.

Item 1.  Description of Securities to be Registered

         Item 1 of this Form 8-A is hereby amended as follows:

         On July 20, 1999, the Company amended and restated the Rights Agreement to reflect the appointment of EquiServe Trust Company, N.A. as Rights Agent.

         This amendment amends the Company's registration statement on Form 8-A (the "Form 8-A") filed with the Commission on August 30, 1993.

         A copy of the First Amended and Restated Rights Agreement, dated as of August 23, 1993, and amended and restated as of July 20, 1999 between the Company and the Rights Agent, specifying the terms of the Rights (which Rights Agreement includes as exhibits the form of Amendment to the Articles of Incorporation setting forth the terms of the Preferred Shares, the form of Right Certificate and the Summary of Rights to Purchase Preferred Shares) is attached hereto as an exhibit and is incorporated herein by reference. The description of the Rights set forth in this Item 1 as hereby amended is qualified by reference to such exhibit.

Item 2.  Exhibits

         Item 2 of this Form 8-A is hereby amended as follows:

         1 and 2. First Amended and Restated Rights Agreement, dated as of August 23, 1993, and amended and restated as of July 20, 1999 between Sea Pines Associates, Inc. and EquiServe Trust Company, N.A., which includes as exhibits the form of Amendment to the Articles of Incorporation setting forth the terms of the newly created series of preferred shares, without par value, of Sea Pines Associates, Inc. as Exhibit A, the form of Right Certificates as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 20, 1999

                                             SEA PINES ASSOCIATES, INC.


                                             By: /s/ Michael E. Lawrence
                                                 -------------------------------
                                                 Michael E. Lawrence
                                                 President and
                                                 Chief Executive Officer



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                                  EXHIBIT INDEX

These exhibits are numbered in accordance with the exhibit numbers assigned in
Item 2 of Form 8-A.


Exhibit No.                Description
-----------                -----------

   1                       First Amended and Restated
                           Rights Agreement, dated
                           as of August 23, 1993, and
                           amended and restated as of
                           July 20, 1999 between
                           Sea Pines Associates, Inc.
                           and EquiServe Trust Company,
                           N.A., which includes as
                           exhibits the form of Amendment
                           to the Articles of
                           Incorporation setting
                           forth the terms of the
                           newly created series of
                           preferred shares, without
                           par value, of Sea Pines
                           Associates, Inc. as
                           Exhibit A, the form of
                           Right Certificates as
                           Exhibit B and the
                           Summary of Rights to
                           Purchase Preferred Shares
                           as Exhibit C.